SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2009

Commission File Number: 000-53750

PROTEONOMIX, INC.

(Name of Registrant in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3842844 (I.R.S. Employer Identification No.)
187 Mill Lane Mountainside, New Jersey (Address of Principal Executive Offices)	07052 (Zip Code)
973-544-6116 (Issuer’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 - Other Events

Proteonomix, Inc. (the "Company") issued a press release, dated August 19, 2009 entitled-"Proteonomix, Inc. (PROT) announces the appointment of Robert Kohn as acting CFO."

The press release is in its entirety below:

Proteonomix, Inc. (PROT) announces the appointment of Robert Kohn as acting CFO

MOUNTAINSIDE, NJ-August 19, 2009-Proteonomix, Inc. (PROT:OTC) announces that Robert Kohn has joined the Company as acting CFO.

Mr. Kohn’s recent accomplishments include the following: Mr. Kohn has been, since March, 2009 non-executive Vice Chairman of Clenergen Corporation which converts biomass to electricity.  He is also the CFO of Animated Family Films for which he changed the focus of the company from a film company to a media group, negotiated strategic alliances; and prepared financial statements and projections for major film fund investors and investment banking groups and developed plans for taking the company public on the Johannesburg Stock Exchange’s African Board and in the United States.  He has served as CEO, COO and CFO of Entrade, a unit of Exelon, where he spun off this business unit into a NYSE Company raising more than $50 million in equity going from $27 million to over $600 million market cap in its first year. He served as CEO of Assetrade which became Go Industries AG, an international equipment sales and management company which grew through acquisitions of eight European and one U.S. company in first three years to more than 350 employees with offices in 15 countries representing many of the Fortune 500 companies.

Michael Cohen, CEO of Proteonomix, has stated: "We are extremely pleased that Mr. Kohn is joining our company. We believe with his impressive business and financial background, he can integrate with our top level scientific and financial management. We are eagerly looking forward to working with Mr. Kohn as we expand our medical, cosmetic and financial horizons."

Mr. Kohn stated: "I am very excited to join Proteonomix with both its medical and cosmetic product lines. I believe my expertise will dovetail that of Mr. Cohen and his excellent management team to gain the financial support which Proteonomix needs to grow. As soon as the Company completes its application for directors and officers liability insurance, I look forward to becoming an officer of Proteonomix."

About Proteonomix, Inc.

Proteonomix, Inc. is a biotechnology company focused on developing therapeutics based upon the use of human cells and their derivatives. Its research and development program has demonstrated results with more than ten patent applications and multiple products ready to enter their respective markets. Proteonomix has facilities at a number of academic institutions. Its subsidiary, Proteoderm, Inc. has developed a line of anti-aging cosmetics. For more information, please visit www.proteonomix.com, www.proteoderm, www.pinksheets.comand www.sec.gov.

"Safe Harbor Statement"

Under the Private Securities Litigation Reform Act of 1995, statements herein relating to the Company's expectations are forward-looking statements. The anticipated results, including the entering into an agreement reflecting the terms of the letter of intent and performance pursuance thereto may not occur.

Contact:

Michael Cohen

Proteonomix, Inc.

 (973) 544-6116

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEONOMIX, INC.

Dated: August 19, 2009

By:

/s/Michael Cohen

Name:   Michael Cohen

President